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                                                                    EXHIBIT 3.80

                                                                          [SEAL]

                              CERTIFICATE OF MERGER

                                       OF

                              OI TREITLER STS INC.

                                      INTO

                           O-I BROCKWAY PLASTICS, INC.

     The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware

     DO HEREBY CERTIFY:

     FIRST:   That the name and state of incorporation of each of the
constituent corporations of the merger are as follows:

               NAME                       STATE OF INCORPORATION
     ---------------------------          ----------------------

     OI Treitler STS Inc.                        Delaware
     O-I Brockway Plastics, Inc.                 Delaware

     SECOND:   That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

     THIRD:    That the name of the surviving corporation of the merger is O-I
BROCKWAY PLASTICS, INC.

     FOURTH:   That OI PLASTIC PRODUCTS FTS INC., a Delaware corporation, is the owner of all of the stock of each of the constituent corporations.

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     FIFTH:   That as an effect of the merger, the Certificate of
Incorporation of O-I Brockway Plastics, Inc., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

     SIXTH:   That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is One SeaGate, Toledo, Ohio 43666.

     SEVENTH:   That a copy of the Agreement of Merger will be furnished by the surviving corporation on request and without cost to any stockholder of either constituent corporation.

     EIGHTH:   This Certificate of Merger shall be effective on January 1, 1995 at 1:10 a.m.

OI TREITLER STS INC.                        O-I BROCKWAY PLASTICS, INC.

By: /s/ David G. Van Hooser                 By: /s/ David G. Van Hooser
    ---------------------------                 -----------------------
    David G. Van Hooser                         David G. Van Hooser
    Vice President                              Vice President


Attest:  /s/ James W. Baehren               Attest:  /s/ James W. Baehren
         --------------------                        --------------------
         James W. Baehren                            James W. Baehren
         Assistant Secretary                         Assistant Secretary

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